Exhibit 99.1

Ichor Holdings, Ltd. Announces Fourth Quarter and Fiscal Year 2018 Financial Results

FREMONT, Calif., February 6, 2019–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced financial results for the fourth quarter and fiscal year 2018.

Highlights for the fourth quarter of 2018:

•	Revenues of $141 million;
•	Generated $31 million of free cash flow;
•	Gross margin of 15.2% on a GAAP basis and 15.3% on a non-GAAP basis;
•	Net earnings of $0.15 per diluted share on a GAAP basis and $0.32 on a non-GAAP basis;
•	Completed $30 million of share repurchases in the fourth quarter.

Highlights for fiscal year 2018:

•	Record revenue of $824 million;
•	Gross margin of 16.5% on a GAAP basis and 17.2% on a non-GAAP basis;
•	Net earnings of $2.30 per diluted share on a GAAP basis and $2.99 on a non-GAAP basis;
•	Completed $90 million of share repurchases against our $100 million total authorization established in February 2018.

“2018 was Ichor’s strongest year on record, with 26% revenue growth year-over-year, along with increasing gross margin, operating margin, and earnings per share, compared to 2017,” commented Chairman and CEO Tom Rohrs. “Along with the rest of the industry, we experienced a significant slowdown in business in the second half of the year, and conditions in the fourth quarter were more challenging than forecast. In spite of the second-half decline in industry spending, we delivered revenue growth for the year that well-outpaced the overall growth in the wafer fabrication equipment industry, primarily due to the contribution from strategic acquisitions, as well as strong execution in our core gas panel business. We demonstrated the strength of our variable manufacturing cost structure by generating record profits and free cash flows for the year. As we continue to navigate through this challenging business environment, we expect to continue delivering solid profitability while we execute on our strategy to expand our market share within our served markets through continued design wins and close collaboration with our customers.”

				Fiscal Year
	Q4 2018	Q3 2018	Q4 2017	2018	2017
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$141,402	$175,207	$182,936	$823,611	$655,892
Gross profit percent	15.2%	16.1%	15.9%	16.5%	15.4%
Operating income percent	4.2%	6.6%	6.7%	7.8%	7.0%
Net income from continuing operations	$3,485	$9,637	$19,195	$57,883	$56,915
Diluted EPS	$0.15	$0.39	$0.72	$2.30	$2.17

				Fiscal Year
	Q4 2018	Q3 2018	Q4 2017	2018	2017
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$141,402	$175,207	$182,936	$823,611	$655,892
Gross profit percent	15.3%	16.2%	17.1%	17.2%	16.4%
Operating income percent	7.5%	9.8%	11.2%	11.3%	10.7%
Adjusted net income from continuing operations	$7,280	$13,601	$18,640	$75,052	$65,060
Diluted EPS	$0.32	$0.55	$0.70	$2.99	$2.48

U.S. GAAP Financial Results Overview

For the fourth quarter of 2018, revenue was $141.4 million, net income from continuing operations was $3.5 million, and net income from continuing operations per diluted share (“diluted EPS”) was $0.15. This compares to revenue of $175.2 million and $182.9 million, net income from continuing operations of $9.6 million and $19.2 million, and diluted EPS of $0.39 and $0.72, for the third quarter of 2018 and fourth quarter of 2017, respectively.

For fiscal year 2018, revenue was $823.6 million, net income from continuing operations was $57.9 million, and diluted EPS was $2.30. This compares to revenue of $655.9 million, net income from continuing operations of $56.9 million, and diluted EPS of $2.17 for fiscal year 2017.

Non-GAAP Financial Results Overview

For the fourth quarter of 2018, non-GAAP adjusted net income from continuing operations was $7.3 million and non-GAAP adjusted diluted EPS was $0.32. This compares to non-GAAP adjusted net income from continuing operations of $13.6 million and $18.6 million, and non-GAAP adjusted diluted EPS of $0.55 and $0.70, for the third quarter of 2018 and fourth quarter of 2017, respectively.

For fiscal year 2018, non-GAAP adjusted net income from continuing operations was $75.1 million and non-GAAP adjusted diluted EPS was $2.99. This compares to non-GAAP adjusted net income from continuing operations of $65.1 million and non-GAAP adjusted diluted EPS of $2.48 for fiscal year 2017.

First Quarter 2019 Financial Outlook

For the first quarter of 2019, we expect revenue to be in the range of $131 to $141 million. We expect GAAP diluted EPS to be in the range of $0.01 to $0.10 and non-GAAP adjusted diluted EPS to be in the range of $0.23 to $0.31.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP adjusted diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the fourth quarter of 2018 with cash of $43.8 million. The quarterly net increase of $10.8 million from the third quarter of 2018 was primarily due to cash from operations of $33.1 million and net borrowing on long-term debt of $9.8 million, partially offset by share repurchases of $29.7 million and capital expenditures of $2.5 million.

The net decrease in cash of $25.5 million during the fiscal year 2018 from December 29, 2017 was primarily due to cash flow from operations of $60.5 million, net borrowings on long-term debt of $15.3 million, and proceeds from the issuance of ordinary shares under our share-based compensation plans of $6.2 million, offset by share repurchases of $90.0 million, capital expenditures of $13.9 million, debt modification costs from the refinancing of our credit facilities in February 2018 of $2.1 million, and net cash paid in connection with acquisitions of $1.4 million.

Our cash from operations during fiscal year 2018 of $60.5 million was due to net income of $57.9 million and net non-cash charges of $24.9 million, partially offset by an increase in our net operating assets and liabilities of $22.3 million, net of acquired assets and liabilities. Non-cash charges primarily consist of depreciation and amortization of $23.1 million and share-based compensation of $7.6 million, partially offset by deferred income taxes of $6.7 million. The increase in our net operating assets and liabilities was primarily due to a decrease in accounts payable and accrued and other liabilities of $62.2 million and $5.0 million, respectively, partially offset by a decrease in inventories and accounts receivable of $35.1 million and $10.4 million, respectively.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS. These non-GAAP metrics exclude amortization of intangible assets, share-based compensation expense, non-recurring expenses including adjustments to the cost of goods sold, tax adjustments related to those non-GAAP adjustments, and non-recurring discrete tax items including tax impacts from releasing a valuation allowance related to foreign tax credits, to the extent they are present in gross profit, operating income, and net income from continuing operations. A table showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, is included at the end of this press release. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income from continuing operations divided by weighted average diluted ordinary shares outstanding during the period.

Management uses non-GAAP gross profit, non-GAAP operating income, non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. A table presenting the reconciliation of non-GAAP adjusted net income from continuing operations to U.S. GAAP net income from continuing operations is also included at the end of this press release.

Conference Call

We will conduct a conference call to discuss our fourth quarter and fiscal year 2018 results and business outlook on February 6, 2019, at 1:30 p.m. Pacific time.

To listen to the conference call via the Internet, please visit the investor relations section of our web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 1553906.

A taped replay of the webcast will be available shortly after the call on our website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 1553906.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. www.ichorsystems.com.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended December 28, 2018, September 28, 2018, and December 29, 2017 were all 13 weeks. The years ending December 28, 2018 and December 29, 2017 were both 52 weeks. References to the fourth and third quarters of 2018 and the fourth quarter of 2017 relate to the three months ended December 28, 2018, September 28, 2018, and December 29, 2017, respectively. References to fiscal years 2018 and 2017 relate to the years ending December 28, 2018 and December 29, 2017, respectively.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue, growth, earnings, profitability, and industry trends for the first quarter of 2019, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on management’s current expectations and assumptions regarding Ichor’s business and industry, the economy and other future conditions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including:  (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers and (11) the integration of recent acquisitions with Ichor, including the ability to retain customers, suppliers and key employees. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 13, 2018, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Jeff Andreson, CFO 510-897-5200

Claire McAdams, IR 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	December 28, 2018	December 29, 2017
Assets
Current assets:
Cash	$43,834	$68,794
Restricted cash	—	510
Accounts receivable, net	40,287	49,249
Inventories, net	121,106	154,541
Prepaid expenses and other current assets	6,348	5,357
Current assets from discontinued operations	—	3
Total current assets	211,575	278,454
Property and equipment, net	41,740	34,380
Other noncurrent assets	906	1,052
Deferred tax assets	1,363	994
Intangible assets, net	56,895	73,405
Goodwill	173,010	169,399
Total assets	$485,489	$557,684
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$64,300	$121,405
Accrued liabilities	9,556	12,211
Other current liabilities	5,148	6,715
Current portion of long-term debt	8,750	6,490
Current liabilities from discontinued operations	—	400
Total current liabilities	87,754	147,221
Long-term debt, less current portion, net	192,117	180,247
Deferred tax liabilities	3,966	10,558
Other non-current liabilities	3,326	2,896
Total liabilities	287,163	340,922
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 22,234,508 and 25,892,162 shares outstanding, respectively; 26,574,037 and 25,892,162 shares issued, respectively)	2	3
Additional paid in capital	228,358	214,697
Treasury shares at cost (4,339,529 and zero shares, respectively)	(89,979)	—
Retained earnings	59,945	2,062
Total shareholders’ equity	198,326	216,762
Total liabilities and shareholders’ equity	$485,489	$557,684

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 28, 2018	September 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Net sales	$141,402	$175,207	$182,936	$823,611	$655,892
Cost of sales	119,953	146,993	153,892	687,474	555,131
Gross profit	21,449	28,214	29,044	136,137	100,761
Operating expenses:
Research and development	2,203	2,123	2,213	9,355	7,899
Selling, general, and administrative	9,432	10,658	11,530	47,448	37,802
Amortization of intangible assets	3,833	3,885	3,062	15,369	8,880
Total operating expenses	15,468	16,666	16,805	72,172	54,581
Operating income	5,981	11,548	12,239	63,965	46,180
Interest expense	2,627	2,553	1,173	9,987	3,277
Other expense (income), net	(181)	(84)	199	(241)	(126)
Income from continuing operations before income taxes	3,535	9,079	10,867	54,219	43,029
Income tax expense (benefit) from continuing operations	50	(558)	(8,328)	(3,664)	(13,886)
Net income from continuing operations	3,485	9,637	19,195	57,883	56,915
Discontinued operations:
Loss from discontinued operations before taxes	—	—	(1)	—	(722)
Income tax benefit from discontinued operations	—	—	(270)	—	(261)
Net income (loss) from discontinued operations	—	—	269	—	(461)
Net income	$3,485	$9,637	$19,464	57,883	56,454
Net income per share from continuing operations:
Basic	$0.15	$0.40	$0.75	$2.34	$2.27
Diluted	$0.15	$0.39	$0.72	$2.30	$2.17
Net income per share:
Basic	$0.15	$0.40	$0.76	$2.34	$2.25
Diluted	$0.15	$0.39	$0.73	$2.30	$2.15
Shares used to compute net income from continuing operations per share:
Basic	22,768,704	24,352,995	25,702,231	24,706,542	25,118,031
Diluted	23,014,317	24,674,912	26,656,065	25,128,055	26,218,424
Shares used to compute net income per share:
Basic	22,768,704	24,352,995	25,702,231	24,706,542	25,118,031
Diluted	23,014,317	24,674,912	26,656,065	25,128,055	26,218,424

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	December 28, 2018	December 29, 2017
Cash flows from operating activities:
Net income	$57,883	$56,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,064	12,509
Gain on sale of investments and settlement of note receivable	—	(241)
Share-based compensation	7,577	2,230
Deferred income taxes	(6,687)	(15,347)
Amortization of debt issuance costs	970	608
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	10,425	(1,059)
Inventories	35,125	(43,425)
Prepaid expenses and other assets	(684)	3,386
Accounts payable	(62,173)	22,612
Accrued liabilities	(3,517)	848
Other liabilities	(1,509)	228
Net cash provided by operating activities	60,474	38,803
Cash flows from investing activities:
Capital expenditures	(13,920)	(8,226)
Cash paid for acquisitions, net of cash acquired	(1,443)	(180,955)
Proceeds from sale of investments and settlement note receivable	—	2,430
Net cash used in investing activities	(15,363)	(186,751)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	7,278
Issuance of ordinary shares under share-based compensation plans	6,329	9,141
Employees' taxes paid upon vesting of restricted share units	(91)	—
Repurchase of ordinary shares	(89,979)	—
Debt issuance and modification costs	(2,092)	(1,520)
Borrowings on revolving credit facility	44,162	10,000
Repayments on revolving credit facility	(20,000)	—
Proceeds from term loan	—	140,000
Repayments on term loan	(8,910)	(295)
Net cash provided by (used in) financing activities	(70,581)	164,604
Net increase (decrease) in cash	(25,470)	16,656
Cash at beginning of year	69,304	52,648
Cash at end of year	$43,834	$69,304
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$8,273	$3,436
Cash paid during the period for taxes	$2,278	$1,068
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,462	$723

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income from Continuing Operations to Non-GAAP Adjusted Net Income from Continuing Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 28, 2018	September 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Net income from continuing operations	$3,485	$9,637	$19,195	$57,883	$56,915
Non-GAAP adjustments:
Amortization of intangible assets	3,833	3,885	3,062	15,369	8,880
Share-based compensation (1)	1,300	1,271	694	7,577	2,230
Other non-recurring expense, net (2)	(556)	397	2,239	1,727	4,767
Tax adjustments related to non-GAAP adjustments	(782)	(1,589)	(564)	(8,203)	(626)
Tax benefit from acquisitions (3)	—	—	(2,301)	—	(7,582)
Tax benefit from re-characterizing intercompany debt to equity (4)	—	—	—	—	(1,627)
Tax impact from tax law change (5)	—	—	(5,911)	—	(5,911)
Tax benefit from release of valuation allowance (6)	—	—	—	(4,140)	—
Adjustments to cost of goods sold (7)	—	—	—	—	1,752
Fair value adjustment to inventory from acquisitions (8)	—	—	2,226	4,839	5,230
Loss on Ajax acquisition arbitration settlement (9)	—	—	—	—	1,032
Non-GAAP adjusted net income from continuing operations	$7,280	$13,601	$18,640	$75,052	$65,060
Non-GAAP adjusted diluted EPS	$0.32	$0.55	$0.70	$2.99	$2.48
Shares used to compute diluted EPS	23,014,317	24,674,912	26,656,065	25,128,055	26,218,424

(1)	Included in share-based compensation for 2018 is $2.9 million from accelerating the vesting of our former CFO’s equity awards pursuant to separation benefits that became effective in January 2018.
(2)

Included in this amount for the fourth quarter of 2018 are (i) a gain on the extinguishment of an earn-out liability recorded in connection with our acquisition of IAN in April 2018 which will not be paid, (ii) acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between key management personnel of IAN, and (iii)  costs incurred in connection with reorganizing our key personnel and leadership.

Included in this amount for the third quarter of 2018 are acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between key management personnel of IAN.

Included in this amount for the fourth quarter of 2017 are (i) acquisition-related expenses, (ii) executive search expenses incurred in connection with replacing the our CFO, and (iii) expenses incurred in connection with the secondary offering of our ordinary shares by affiliates of Francisco Partners (“FP”).

Included in this amount for fiscal year 2018 are (i) expenses associated with separation benefits for our former CFO that became effective in January 2018, (ii) a gain on the extinguishment of an earn-out liability recorded in connection with our acquisition of IAN in April 2018 which will not be paid, and (iii) acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between key management personnel of IAN.

Included in this amount for fiscal year 2017 are (i) acquisition-related expenses, (ii) expenses incurred in connection with sales or other dispositions of our ordinary shares by affiliates of FP, (iii) executive search expenses incurred in connection with replacing our Chief Financial Officer, (iv) a refund of previously paid consulting fees from FP Consulting (“FPC”), and (v) a gain on sale of our investment in CHawk.

(3)	We recorded $2.3 million in tax benefit in the fourth quarter of 2017 and $5.3 million in the third quarter of 2017 in connection with our acquisitions of Talon and Cal‑Weld, respectively.
(4)

In the third quarter of 2017 we re-characterized intercompany debt to equity between our U.S. and Singapore entities resulting in a tax benefit of $1.6 million related to the reversal of previously accrued withholding taxes.

(5)	This adjustment represents the impact of U.S. corporate tax reform.
(6)	Represents the release of a valuation allowance against our foreign tax credit carryforwards we now expect to realize as a result of additional analysis of the Tax Cuts and Jobs Act.
(7)

During the second quarter of 2017, we corrected an error relating to translated inventory balances at our Malaysia and Singapore subsidiaries using an incorrect foreign currency rate. The error arose in prior period financial statements beginning in periods prior to 2014 and through 2016. The correction resulted in a $1.75 million increase in cost of sales and a corresponding decrease in gross profit in our consolidated statement of operations and a decrease to inventories in our consolidated balance sheet during the second quarter of 2017.

(8)

As part of our purchase price allocations for our acquisitions of Cal‑Weld in July 2017 and Talon in December 2017 and our preliminary purchase price allocation for our acquisition of IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $3.6 million, $6.2 million, and $0.3 million, respectively. These amounts were subsequently released to cost of sales as acquired-inventory was sold.

(9)

During the third quarter of 2017, we received a final arbitration ruling on our working capital claim with the sellers of Ajax. The ruling was outside the one year measurement period and therefore could not be considered an adjustment to goodwill, resulting in a charge to selling, general, and administrative expense.

ICHOR HOLDINGS, LTD.

U.S. GAAP and Non-GAAP Summary Consolidated Statements of Operations

(in thousands)

(unaudited)

	Quarter Ended
	December 28, 2018		September 28, 2018		December 29, 2017
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$141,402	$141,402	$175,207	$175,207	$182,936	$182,936
Cost of sales (1)	119,953	119,714	146,993	146,815	153,892	151,625
Gross profit	21,449	21,688	28,214	28,392	29,044	31,311
Operating expenses (2)	15,468	11,130	16,666	11,291	16,805	10,851
Operating income	5,981	10,558	11,548	17,101	12,239	20,460
Interest expense	2,627	2,627	2,553	2,553	1,173	1,173
Other expense (income), net	(181)	(181)	(84)	(84)	199	199
Income from continuing operations before income taxes	3,535	8,112	9,079	14,632	10,867	19,088
Income tax expense (benefit) from continuing operations (3)	50	832	(558)	1,031	(8,328)	448
Net income from continuing operations	$3,485	$7,280	$9,637	$13,601	$19,195	$18,640

	Year Ended
	December 28, 2018		December 29, 2017
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$823,611	$823,611	$655,892	$655,892
Cost of sales (1)	687,474	681,911	555,131	548,031
Gross profit	136,137	141,700	100,761	107,861
Operating expenses (2)	72,172	48,223	54,581	37,486
Operating income	63,965	93,477	46,180	70,375
Interest expense	9,987	9,987	3,277	3,277
Other expense (income), net	(241)	(241)	(126)	178
Income from continuing operations before income taxes	54,219	83,731	43,029	66,920
Income tax expense (benefit) from continuing operations (3)	(3,664)	8,679	(13,886)	1,860
Net income from continuing operations	$57,883	$75,052	$56,915	$65,060

(1)

Non-GAAP cost of sales excludes (i) share-based compensation expense, (ii) an adjustment resulting from the correction of an immaterial error (see footnote 7 on page 9), (iii) impacts from a step up in the fair value of acquired inventory in connection with our acquisitions of IAN, Talon, and Cal‑Weld (see footnote 8 on page 9), and (iv)  other net non-recurring expenses (see footnote 2 on page 8).

(2)

Non-GAAP operating expenses excludes (i) amortization of intangible assets, (ii) share-based compensation expense, an (iii) arbitration settlement loss related to our acquisition of Ajax (see footnote 9 on page 9), and (iii) other net non-recurring expenses (see footnote 2 on page 8).

(3)	See footnotes 3‑6 on pages 8‑9.